Tecogen Announces Second Quarter 2023 Results
Q2 2023 revenue of $6.7 million, an increase of 5.2% QoQ

WALTHAM, Mass., August 9, 2023 - Tecogen Inc. (OTCQX:TGEN), a leading manufacturer of clean energy products, reported revenues of $6.7 million and a net loss of $0.8 million for the quarter ended June 30, 2023 compared to revenues of $6.4 million, and a net loss of $0.9 million in 2022. For the six months ended June 30, 2023 revenues were $12.1 million and the net loss was $2.3 million compared to revenues of $13.9 million, and net loss of $0.8 million for the same period in 2022.
"We saw an increase in revenues compared to both Q1 2023 and Q2 2022 of 25% and 5% respectively. Our sales backlog has increased from $7.1 million at the end of Q1 to $8.3 million at the end of Q2 to $11.3 million today. This backlog does not include our recurring service revenue. The Aegis service contract acquisition meant we had service revenues of almost $4 million this quarter or a 30% increase. We finished the quarter with $1.87 million in cash as we generated cash from operations in Q2 2023 and H1 2023. Overall we made substantial progress towards turning around the business and meeting the objectives we set out earlier in the year." commented Abinand Rangesh, Tecogen's Chief Executive Officer.
Key Takeaways
Net Income and Earnings Per Share
•Net loss in Q2 2023 was $0.8 million compared to net loss of $0.9 million in Q2 2022, a decrease of $0.1 million, primarily due to higher Services segment revenue and gross profit. EPS was a loss of $0.03/share in both Q2 2023 and Q2 2022, respectively.
•Net loss in H1 2023 was $2.3 million compared to net loss of $0.8 million in Q2 2022, an increase of $1.5 million, due primarily to lower Products segment revenue and gross profit and an increase in operating expenses. EPS was a net loss of $0.09/share and a net loss of $0.03/share in H1 2023 and H1 2022, respectively.
Loss from Operations
•Loss from operations for the three months ended June 30, 2023 was $0.8 million compared to a loss of $0.8 million for the same period in 2022.
•Loss from operations for H1 2023 was $2.2 million compared to a loss of $0.7 million for the same period in 2022, an increase of $1.5 million. The loss from operations increased due to lower revenue and gross profit margins in our Products segment and increased operating expenses.

Revenues
•Revenues for the quarter ended June 30, 2023 were $6.7 million compared to $6.4 million for the same period in 2022, a 5.2% increase.
◦Products revenue was $2.4 million in Q2 2023 compared to $3.0 million in the same period in 2022, a decrease of 18.8%, primarily due to decreased cogeneration and chiller sales into our key market segments including controlled environment agriculture.
◦Services revenue was $4.0 million in Q2 2023 compared to $3.1 million in the same period in 2022, an increase of 29.6%, primarily due to revenue from the acquired Aegis maintenance contracts and a 9.0% increase in revenue from existing contracts.
◦Energy Production revenue decreased 1.2%, to $350 thousand in Q2 2023 compared to $354 thousand in the same period in 2022.

•Revenues for H1 2023 were $12.1 million compared to $13.9 million for the same period in 2022, a 12.4% decrease.
◦Products revenue was $4.2 million in H1 2023 compared to $6.9 million in the same period in 2022, a decrease of 40.2%, primarily due to decreased cogeneration and chiller sales into our key market segments including controlled environment agriculture.
◦Services revenue was $7.1 million in H1 2023 compared to $6.0 million in the same period in 2022, an increase of 18.8%, primarily due to revenue from the acquired Aegis maintenance contracts and a 8.3% increase in revenue from existing contracts.
◦Energy Production revenue decreased 5.6%, to $0.88 million in H1 2023 compared to $0.94 million in the same period in 2022 due to temporary maintenance work on two sites.

Gross Profit and Gross Margin

•Gross profit for the second quarter of 2023 was $2.8 million compared to $2.7 million in the second quarter of 2022. Gross margin was 42.0% in the first quarter compared to 42.1% for the same period in 2022. Products margin increased to 33.8% from 33.0%, while Services margin decreased to 47.5% from 51.7%, due to higher labor and material costs. In particular, as supply chain constraints for engines eased, we performed significant engine related replacements and upgrades which negatively impacted Service margins.
•Gross profit for H1 2023 decreased to $4.9 million compared to $5.8 million in the same period in 2022, a decrease of $0.9 million. Gross margin decreased to 40.6% in the first half of 2023 compared to 41.8% for the same period in 2022 due to higher labor and material costs which reduced Products margin to 31.9% from 32.9% and Services margin to 46.2% from 52.4%. In particular, as supply chain constraints for engines eased, we performed a significant number of engine replacements in H2 2023 which negatively impacted Service margins. Energy Production margin deceased to 36.9% from 40.4% due to decreased runtime at the sites.

Operating Expenses

•Operating expenses increased by 2.7% to $3.6 million for the second quarter of 2023 compared to $3.5 million in the same period in 2022 due to increases in business insurance and consulting costs, attributable in part to the Aegis acquisition.
•Operating expenses increased by 9.6% to $7.2 million for the first half of 2023 compared to $6.5 million in the same period in 2022 due to increases in business insurance, travel, and consulting costs, attributable in part to the Aegis acquisition.

Adjusted EBITDA(1) was negative $592 thousand for the second quarter of 2023 compared to a negative $651 thousand for the second quarter of 2022. Adjusted EBITDA(1) was negative $1.9 million for the first half of 2023 compared to negative $448 thousand for the first half of 2022. (Adjusted EBITDA is defined as net income or loss attributable to Tecogen, adjusted for interest, income taxes, depreciation and amortization, stock-based compensation expense, unrealized gain or loss on equity securities, goodwill impairment charges and other non-cash non-recurring charges or gains including abandonment of intangible assets and the extinguishment of debt. See the table following the Condensed Consolidated Statements of Operations for a reconciliation from net income (loss) to Adjusted EBITDA, as well as important disclosures about the company's use of Adjusted EBITDA).
Conference Call Scheduled for August 10, 2023, at 9:30 am ET
Tecogen will host a conference call on August 10, 2023 to discuss the second quarter results beginning at 9:30 AM eastern time. To listen to the call please dial (877) 407-7186 within the U.S. and Canada, or (201) 689-8052 from other international locations. Participants should ask to be joined to the Tecogen Second Quarter 2023 earnings call. Please begin dialing 10 minutes before the scheduled starting time. The earnings press release will be available on the Company website at www.Tecogen.com in the "News and Events" section under "About Us." The earnings conference call will be webcast live. To view the associated slides, register for and listen to the webcast, go to https://ir.tecogen.com/ir-calendar. Following the call, the recording will be archived for 14 days.
The earnings conference call will be recorded and available for playback one hour after the end of the call. To listen to the playback, dial (877) 660-6853 within the U.S. and Canada, or (201) 612-7415 from other international locations and use Conference Call ID#: 13672659.
About Tecogen
Tecogen Inc. designs, manufactures, sells, installs, and maintains high efficiency, ultra-clean, cogeneration products including engine-driven combined heat and power, air conditioning systems, and high-efficiency water heaters for residential, commercial, recreational and industrial use. The company provides cost effective, environmentally friendly and reliable products for energy production that nearly eliminate criteria pollutants and significantly reduce a customer’s carbon footprint.
In business for over 35 years, Tecogen has shipped more than 3,200 units, supported by an established network of engineering, sales, and service personnel across the United States. For more information, please visit www.tecogen.com or contact us for a free Site Assessment.
Tecogen, InVerde e+, Ilios, Tecochill, Tecopower, Tecofrost, Tecopack, and Ultera are registered or pending trademarks of Tecogen Inc.

Forward Looking Statements

This press release and any accompanying documents, contain “forward-looking statements” which may describe strategies, goals, outlooks or other non-historical matters, or projected revenues, income, returns or other financial measures, that may include words such as "believe," "expect," "anticipate," "intend," "plan,"  "estimate," "project," "target," "potential," "will," "should," "could," "likely," or "may" and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements.

In addition to those factors described in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and on our Form 8-K, under “Risk Factors”, among the factors that could cause actual results to differ materially from past and projected future results are the following: fluctuations in demand for our products and services, competing technological developments, issues relating to research and development, the availability of incentives, rebates, and tax benefits relating to our products and services, changes in the regulatory environment relating to our products and services, integration of acquired business operations, and the ability to obtain financing on favorable terms to fund existing operations and anticipated growth.

In addition to GAAP financial measures, this press release includes certain non-GAAP financial measures, including adjusted EBITDA which excludes certain expenses as described in the presentation. We use Adjusted EBITDA as an internal measure of business operating performance and believe that the presentation of non-GAAP financial measures provides a meaningful perspective of the underlying operating performance of our current business and enables investors to better understand and evaluate our historical and prospective operating performance by eliminating items that vary from period to period without correlation to our core operating performance and highlights trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures.
Tecogen Media & Investor Relations Contact Information:

Abinand Rangesh
P: 781-466-6487
E: Abinand.Rangesh@tecogen.com

TECOGEN INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	June 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$1,871,063	$1,913,969
Accounts receivable, net	5,614,291	6,714,122
Unbilled revenue	1,748,336	1,805,330
Employee retention credit receivable	46,148	713,269
Inventories, net	12,027,525	10,482,729
Prepaid and other current assets	467,390	401,189
Total current assets	21,774,753	22,030,608
Long-term assets:
Property, plant and equipment, net	1,352,318	1,407,720
Right of use assets	920,690	1,245,549
Intangible assets, net	2,421,379	997,594
Goodwill	3,129,147	2,406,156
Other assets	201,898	165,230
TOTAL ASSETS	$29,800,185	$28,252,857

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	4,212,914	3,261,952
Accrued expenses	2,554,000	2,384,447
Deferred revenue, current	2,086,174	1,115,627
Lease obligations, current	513,811	687,589
Acquisition liabilities, current	649,241	—
Unfavorable contract liability, current	213,559	236,705
Total current liabilities	10,229,699	7,686,320
Long-term liabilities:
Deferred revenue, net of current portion	154,149	371,823
Lease obligations, net of current portion	459,372	623,452
Acquisition liabilities, net of current portion	1,643,567	—
Unfavorable contract liability, net of current portion	490,802	583,512
Total liabilities	12,977,589	9,265,107

Stockholders’ equity:
Tecogen Inc. shareholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized; 24,850,261 issued and outstanding at June 30, 2023 and December 31, 2022	24,850	24,850
Additional paid-in capital	57,456,945	57,351,008
Accumulated deficit	(40,551,687)	(38,281,548)
Total Tecogen Inc. stockholders’ equity	16,930,108	19,094,310
Non-controlling interest	(107,512)	(106,560)
Total stockholders’ equity	16,822,596	18,987,750
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$29,800,185	$28,252,857

TECOGEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended
	June 30, 2023	June 30, 2022
Revenues
Products	$2,445,631	$3,010,115
Services	3,952,971	3,050,191
Energy production	350,156	354,287
Total revenues	6,748,758	6,414,593
Cost of sales
Products	1,618,456	2,015,466
Services	2,075,869	1,473,586
Energy production	220,007	222,092
Total cost of sales	3,914,332	3,711,144
Gross profit	2,834,426	2,703,449
Operating expenses
General and administrative	2,917,283	2,824,832
Selling	480,786	503,601
Research and Development	236,556	194,853
Gain on disposition of assets	(19,950)	(2,500)
Total operating expenses	3,614,675	3,520,786
Loss from operations	(780,249)	(817,337)
Other income (expense)
Interest and other income (expense), net	(21,061)	(1,265)
Interest expense	(1,857)	(12,733)
Unrealized gain on investment securities	37,497	—
Total other income (expense), net	14,579	(13,998)
Loss before provision for state income taxes	(765,670)	(831,335)
Provision for state income taxes	9,614	6,500
Consolidated net loss	(775,284)	(837,835)
Income attributable to the non-controlling interest	(4,826)	(18,383)
Net loss attributable to Tecogen Inc.	$(780,110)	$(856,218)

Net loss per share - basic	$(0.03)	$(0.03)
Net loss per share - diluted	$(0.03)	$(0.03)
Weighted average shares outstanding - basic	24,850,261	24,850,261
Weighted average shares outstanding - diluted	24,850,261	24,850,261

	Three Months Ended
	June 30, 2023	June 30, 2022
Non-GAAP financial disclosure (1)
Net loss attributable to Tecogen Inc.	$(780,110)	$(856,218)
Interest expense, net	1,857	12,733
Income taxes	9,614	6,500
Depreciation & amortization, net	185,175	95,985
EBITDA	(583,464)	(741,000)
Stock based compensation	28,589	89,893
Unrealized gain on investment securities	(37,497)	—
Adjusted EBITDA	$(592,372)	$(651,107)

TECOGEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Six Months Ended
	June 30, 2023	June 30, 2022
Revenues
Products	$4,155,767	$6,949,596
Services	7,089,144	5,967,471
Energy production	883,665	935,849
Total revenues	12,128,576	13,852,916
Cost of sales
Products	2,831,024	4,660,221
Services	3,813,471	2,840,338
Energy production	557,746	558,119
Total cost of sales	7,202,241	8,058,678
Gross profit	4,926,335	5,794,238
Operating expenses
General and administrative	5,709,766	5,298,735
Selling	1,000,856	1,004,692
Research and development	465,658	334,988
Gain on disposition of assets	(19,950)	(36,445)
Gain on termination of unfavorable contract liability	—	(71,375)
Total operating expenses	7,156,330	6,530,595
Loss from operations	(2,229,995)	(736,357)
Other income (expense)
Interest and other income (expense), net	(20,231)	(15,416)
Interest expense	(2,272)	(13,561)
Unrealized gain on investment securities	37,497	37,497
Total other income (expense), net	14,994	8,520
Loss before provision for state income taxes	(2,215,001)	(727,837)
Provision for state income taxes	32,252	10,430
Consolidated net loss	(2,247,253)	(738,267)
Income attributable to non-controlling interest	(22,886)	(28,542)
Net loss attributable to Tecogen Inc.	$(2,270,139)	$(766,809)

Net income loss per share - basic	$(0.09)	$(0.03)
Net income loss per share - diluted	$(0.09)	$(0.03)
Weighted average shares outstanding - basic	24,850,261	24,850,261
Weighted average shares outstanding - diluted	24,850,261	28,250,261

	Six Months Ended
	June 30, 2023	June 30, 2022
Non-GAAP financial disclosure (1)
Net loss attributable to Tecogen Inc.	$(2,270,139)	$(766,809)
Interest expense, net	2,272	13,561
Income taxes	32,252	10,430
Depreciation & amortization, net	291,095	217,718
EBITDA	(1,944,520)	(525,100)
Stock based compensation	105,937	185,600
Unrealized gain on marketable securities	(37,497)	(37,497)
Gain on termination of unfavorable contract liability	—	(71,375)
Adjusted EBITDA	$(1,876,080)	$(448,372)

(1) Non-GAAP Financial Measures
In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, this news release contains information about Adjusted EBITDA (net income (loss) attributable to Tecogen Inc adjusted for interest, income taxes, depreciation and amortization, stock-based compensation expense, unrealized gain or loss on investment securities, goodwill impairment charges and other non-cash non-recurring charges including abandonment of certain intangible assets and extinguishment of debt), which is a non-GAAP measure.  The Company believes Adjusted EBITDA allows investors to view its performance in a manner similar to the methods used by management and provides additional insight into its operating results.  Adjusted EBITDA is not calculated through the application of GAAP.  Accordingly, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure.  The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Six Months Ended
	June 30, 2023	June 30, 2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Consolidated net loss	$(2,247,253)	$(738,267)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	291,095	217,718
Stock-based compensation	105,937	185,600
Provision for doubtful accounts	44,000	46,000
Gain on disposition of assets	(19,950)	(36,445)
Unrealized gain on investment securities	(37,497)	(37,497)
Gain on termination of unfavorable contract liability	—	(71,375)
Changes in operating assets and liabilities
(Increase) decrease in:
Accounts receivable	755,831	(444,541)
Employee retention credit receivable	667,121	562,752
Unbilled revenue	56,994	1,117,057
Inventory	(1,133,618)	(438,102)
Prepaid assets and other current assets	(66,201)	(22,618)
Other assets	325,688	308,282
Increase (decrease) in:
Accounts payable	839,784	(247,876)
Accrued expenses and other current liabilities	178,241	(74,490)
Deferred revenue	752,873	(589,158)
Other liabilities	(359,369)	(316,217)
Net cash provided by (used in) operating activities	153,676	(579,177)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(19,607)	(209,034)
Payment for business acquisition	(170,000)	—
Purchases of intangible assets	—	(29,505)
Proceeds from disposition of assets	16,863	67,169
Distributions to non-controlling interest	(23,838)	(32,809)
Net cash used in investing activities	(196,582)	(204,179)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net cash provided by financing activities	—	—
Change in cash and cash equivalents	(42,906)	(783,356)
Cash and cash equivalents, beginning of the period	1,913,969	3,614,463
Cash and cash equivalents, end of the period	$1,871,063	$2,831,107